UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 15, 2003

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 440-7030

Former name or former address, if changed since last report:    N/A

ITEM 5.    OTHER EVENTS

Credit Facilities

On June 20, 2003, we amended and restated our credit facility with Morgan Stanley Mortgage Capital Inc. to modify the definition of “Indebtedness,” add wet funding capacity and increase the maximum credit available under such facility from $900 million to $1.3 billion.

On June 23, 2003, we amended our credit facility with UBS Warburg Real Estate Securities Inc. to add an additional $250 million of uncommitted borrowing capacity, modify the definition of “Indebtedness” and amend certain restrictive covenants.

On June 23, 2003, we amended and restated our credit facility with CDC Mortgage Capital, Inc. to increase the maximum credit available from $470 million to $570 million, modify the definition of “Indebtedness” and amend certain restrictive covenants.

We plan to file the agreements relating to these amendments in the future as exhibits to a current report on Form 8-K or our quarterly report on Form 10-Q for the quarter ended June 30, 2003.

Wage and Hour Cases

England.    In mid-April 2003, we were served with a case seeking class action status filed by two former, short-term employees, Kimberly A. England and Gregory M. Foshee, against New Century Financial Corporation, New Century Mortgage Corporation, Worth Funding Incorporated, and The Anyloan Company. The action was removed in May to the U.S. District Court for the Middle District of Louisiana in response to New Century’s Petition for Removal. Our answer is due to be filed on June 23, 2003. The complaint alleges failure to pay overtime wages in violation of the federal Fair Labor Standards Act by employees who worked as loan officers in New Century Mortgage Corporation’s retail branch in Louisiana. We believe the allegations lack merit because we believe New Century properly classifies its loan officer employees and pays them overtime wages. New Century intends to vigorously defend the action.

Klas.    On June 10, 2003, New Century Mortgage Corporation was served with a case seeking class action status and alleging failure to pay overtime wages in violation of the federal Fair Labor Standards Act filed in the U.S. District Court, District of Minnesota by Michael Klas, a former employee. Mr. Klas was a loan officer in New Century Mortgage Corporation’s retail branch office in Minnesota. Our response is due to be filed on July 3, 2003. We believe this action also lacks merit because we believe New Century properly classifies its loan officers and pays them overtime wages. New Century also intends to defend this action vigorously.

Certain statements contained in this Current Report on Form 8-K may be deemed to be forward-looking statements under federal securities laws, and we intend that such statements be subject to the safe harbor created thereby. The forward-looking statements include (i) the belief that the allegations relating to the England and the Klas allegations lack merit (ii) the belief that New Century properly classifies its loan officer employees and pays overtime wages, and (iii) our intention to vigorously defend the England and Klas actions. We caution that these statements are qualified by important factors that could cause actual events to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to, the impact of new state or federal legislation or court decisions. Additional information on these and other factors is contained in our Annual Report on Form 10-K for the year ended December 31, 2002 and our other periodic filings with the Securities and Exchange Commission. We assume no obligation to update the forward-looking statements included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

June 25, 2003	By:	/s/ ROBERT K. COLE
Robert K. Cole Chairman and Chief Executive Officer